Exhibit 99.1

CONTACT:	Corporate Communications
404-715-2554
news archive at news.delta.com

Investor Relations
404-715-2170

Delta Reports Financial and Operating Performance for August 2013

ATLANTA, Sep. 4, 2013 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for August 2013.

Consolidated passenger unit revenue (PRASM) for the month of August increased 4.0 percent year over year, with strong performance in domestic, trans-Atlantic and Latin markets.  The Pacific entity continues to be pressured from yen devaluation which accounted for 1.5 points of negative system impact for the month.

Delta completed 99.9 percent of its flights in August and ran an on-time arrival rate of 85.0 percent.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results

August consolidated PRASM change year over year	4.0%
Projected September quarter fuel price per gallon, adjusted	$3.05 - $3.10
August mainline completion factor	99.9%
August on-time performance (preliminary DOT A14)	85.0%

Note: Fuel price includes taxes, transportation, settled hedges, hedge premiums and refinery impact, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves more than 160 million customers each year. Delta was named by Fortune magazine as the most admired airline worldwide in its 2013 World’s Most Admired Companies airline industry list, topping the list for the second time in three years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 317 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Delta is investing more than $3 billion in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta and Facebook.com/delta.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; our ability to use net operating losses to offset future taxable income; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2012 and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2013.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of September 4, 2013, and which we have no current intention to update.

1

		Monthly Traffic Results (a)				Year to Date Traffic Results (a)

		Aug 2013	Aug 2012	Change		Aug 2013	Aug 2012	Change

RPMs (000):
	Domestic	11,006,989	10,939,737	0.6%		77,833,966	78,195,490	(0.5%)
	Delta Mainline	8,957,878	8,822,444	1.5%		63,033,411	62,151,157	1.4%
	Regional	2,049,111	2,117,293	(3.2%)		14,800,555	16,044,333	(7.8%)
	International	8,430,948	7,995,978	5.4%		54,877,790	53,709,923	2.2%
	Latin America	1,410,148	1,207,267	16.8%		10,467,902	9,607,494	9.0%
	Delta Mainline	1,396,240	1,193,867	17.0%		10,328,377	9,493,816	8.8%
	Regional	13,908	13,400	3.8%		139,526	113,678	22.7%
	Atlantic	4,553,909	4,296,392	6.0%		27,626,409	27,496,790	0.5%
	Pacific	2,466,890	2,492,319	(1.0%)		16,783,478	16,605,639	1.1%
	Total System	19,437,937	18,935,715	2.7%		132,711,755	131,905,413	0.6%

ASMs (000):
	Domestic	12,899,636	12,554,665	2.7%		92,896,299	92,207,401	0.7%
	Delta Mainline	10,313,198	9,959,893	3.5%		73,806,813	72,043,318	2.4%
	Regional	2,586,439	2,594,772	(0.3%)		19,089,486	20,164,083	(5.3%)
	International	9,367,059	9,006,413	4.0%		64,598,699	64,886,536	(0.4%)
	Latin America	1,602,845	1,390,651	15.3%		12,415,988	11,829,596	5.0%
	Delta Mainline	1,586,069	1,371,363	15.7%		12,235,331	11,660,244	4.9%
	Regional	16,775	19,288	(13.0%)		180,657	169,352	6.7%
	Atlantic	4,974,840	4,802,652	3.6%		32,434,644	33,002,970	(1.7%)
	Pacific	2,789,374	2,813,110	(0.8%)		19,748,068	20,053,970	(1.5%)
	Total System	22,266,695	21,561,078	3.3%		157,494,998	157,093,937	0.3%

Load Factor:
	Domestic	85.3%	87.1%	(1.8)	pts	83.8%	84.8%	(1.0)	pts
	Delta Mainline	86.9%	88.6%	(1.7)	pts	85.4%	86.3%	(0.9)	pts
	Regional	79.2%	81.6%	(2.4)	pts	77.5%	79.6%	(2.1)	pts
	International	90.0%	88.8%	1.2	pts	85.0%	82.8%	2.2	pts
	Latin America	88.0%	86.8%	1.2	pts	84.3%	81.2%	3.1	pts
	Delta Mainline	88.0%	87.1%	0.9	pts	84.4%	81.4%	3.0	pts
	Regional	82.9%	69.5%	13.4	pts	77.2%	67.1%	10.1	pts
	Atlantic	91.5%	89.5%	2.0	pts	85.2%	83.3%	1.9	pts
	Pacific	88.4%	88.6%	(0.2)	pts	85.0%	82.8%	2.2	pts
	Total System	87.3%	87.8%	(0.5)	pts	84.3%	84.0%	0.3	pts

Passengers Boarded		15,664,561	15,560,609	0.7%		111,445,901	111,942,482	(0.4%)

Mainline Completion Factor		99.9%	99.4%	0.5	pts

Cargo Ton Miles (000):		201,811	205,795	(1.9%)		1,542,135	1,592,723	(3.2%)

Endnote:
[a] Results include flights operated under contract carrier arrangements.

2